UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2011

LSB INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7677	73-1015226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 South Pennsylvania Avenue, Oklahoma City, Oklahoma 73107

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (405) 235-4546

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01. Other Events

Pursuant to SEC Rule 135C under the Securities Act of 1933, as amended (the “Securities Act”), LSB Industries, Inc. (the “Company”) hereby gives notice that on December 30, 2011, it distributed to the holders of record of its Convertible Noncumulative Preferred Stock, par value $100 per share (“Noncumulative Preferred Stock”), the letter attached hereto as Exhibit 99.1, describing the Company’s consideration of the possible redemption of all outstanding shares of Noncumulative Preferred Stock and that the Noncumulative Preferred Stock was only convertible prior to the notice of redemption. The letter, which is incorporated herein by reference as if fully set forth herein, is not a notice of redemption, but is meant to alert the holders of the Noncumulative Preferred Stock to the possibility that such a redemption notice may soon be given, foreclosing the ability of the holders of the Noncumulative Preferred Stock to convert such securities into shares of the Company’s common stock. Neither the redemption nor the optional conversion of the Noncumulative Preferred Stock has been registered under the Securities Act of 1933, and any such redemption or conversion may not be effected in the United States absent registration or an applicable exemption from registration.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Letter dated December 30, 2011, to the holders of the Company’s Convertible Noncumulative Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 3, 2012.

LSB INDUSTRIES, INC.

By:	/s/ Tony M. Shelby
Tony M. Shelby, Executive Vice President of Finance, Chief Financial Officer